Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 2 to Form 8-K/A of Merit Medical Systems, Inc. of our report dated March 26, 2010, with respect to the consolidated financial statements of BioSphere Medical, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 17, 2010